EXHIBIT 21

             LIST OF SUBSIDIARIES OF AVIATION GENERAL, INCORPORATED


                  Commander Aircraft Company (a Delaware corporation)
                           7200 NW 63rd Street
                           Bethany, Oklahoma 73008


                  Strategic Jet Services, Inc. (a Delaware corporation)
                           7200 NW 63rd Street
                           Bethany, Oklahoma 73008